                                                                   EXHIBIT 10.16

                             STOCKHOLDERS AGREEMENT


     This Agreement dated as of May 1, 1997 is among Mortgage Portfolio Services, Inc., a Delaware corporation (the "Company"); NAB Asset Corporation, a Texas corporation ("NAB"); and the following persons (each an "Executive"):
James E. Hinton, David Walden, Donald J. Heibel, Diana Mathis and James R. Ovington. Capitalized terms used in this Agreement are defined in the preceding sentence or in Section 1.


                                 Recitals
                                 --------

     a. The Executives are currently serving as officers of the Company and are the owners of certain shares of MPS Common Stock.

     b. NAB is currently the owner of more than 80% of the outstanding shares of MPS Common Stock.

     c.  The MPS Common Stock is not publicly traded.

     d. NAB desires to grant the Executive certain options, which may become exercisable under certain circumstances, to purchase a portion of NAB's MPS Common Shares.

     e. The Executives have requested that the Company and NAB provide them with a means, under certain circumstances, of selling or exchanging their shares of MPS Common Stock, and the Company and NAB are willing to do so, under the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of their mutual promises contained herein, the parties agree as follows:

     Section 1.  Interpretation
     ----------  --------------

     (a)  Definitions.  As used in this Agreement, the following terms have the
          -----------
following meanings:

     "Adjusted Total Economic Value" means an amount equal to the Total Economic Value as of the applicable Determination Date minus the Reserve Amount as of such date.

     "Agreement" means this Agreement, as the same may be amended from time to time.

     "Aggregate Purchase Price" means, with respect to any purchase of shares of MPS Common Stock from the owner thereof pursuant to the exercise of an Option, an amount, stated in United States Dollars, equal to the product of (i) the price per share payable for such shares multiplied by (ii) the total number of such shares being purchased from such owner.

     "Applicable Percent" means (i) 37.5% in the case of James E. Hinton; (ii) 17.5% in the case of David Walden; (iii) 17.5% in the case of Donald J. Heibel;
(iv) 2.5% in the case of Diana Mathis; (v) 2.5% in the case of James R. Ovington; and (vi) such other percent or percents as may hereafter be determined in the case of another person or other persons, if any, who hereafter become "Executives" within the meaning of this Agreement and become parties to this Agreement.

     "Asset Sale Transaction" is defined in Section 11(a)

     "Bring Along Right" is defined in Section 11(b)

     "Budgeted Pre-Tax Income" means, with respect to any fiscal year, forecasted Pre-Tax Income for such year as set forth in a budget approved by the Company's Board of Directors by no later than May 31 of such year.

     "Buy-Out Payment" has the meaning given to such term in the Option
Agreement.

     "Buy-Out Right" has  the meaning given to such term in the Option
Agreement.

     "Call Option" is defined in Section 4(a).

     "Call Option Commencement Date" means, with respect to any Executive Shares owned by any Executive, the earlier to occur of (i) the date on which the Employment of the Executive who owns such shares terminates for any reason or
(ii) (A) April 18, 2003 with respect to KEEP Shares or (B) July 2, 1999 with respect to Non-KEEP Shares.

     "Call Option Exercise Period" is defined in Section 4(b).

     "Closing" means the closing of (i) any purchase or sale of shares of MPS Common Stock from or to an Executive pursuant to this Agreement (including a Stock Sale Transaction) or (ii) the making of a Termination Payment.

     "Closing Date" means the date on which a Closing occurs.

     "Come-Along Exercise Period" is defined in Section 11(b).

     "Come-Along Notice" is defined in Section 11(b).

     "Come-Along Right" is defined in Section 11(b)

     "Company" is defined in the opening paragraph of this Agreement.

     "Company Exercise Notice" is defined in Section 10(a).

     "CPS" means Consumer Portfolio Services, Inc., a California corporation.

     "Determination Date" means, for all purposes of this Agreement with respect to any Executive, the end of the three-month calendar period (March 31, June 30, September 30 or December 31) next preceding the date which is the earlier to occur of (i) the date on which such Executive's Employment terminates or (ii) the date on which the Put Option or the Call Option is exercised as to his KEEP Shares; provided, however, that if a Sale Notice is given to such Executive
        --------
prior to such exercise of the Put Option or the Call Option as to his KEEP Shares and prior to the termination of his Employment, then, in such case, unless and until the related Sale Transaction is abandoned or terminated or deemed abandoned or terminated pursuant to Section 11(c), "Determination Date" means the end of the three-month calendar period (March 31, June 30, September 30 or December 31) next preceding the date on which such Sale Notice is given.

     "Determination Notice" is defined in Section 5(c).

     "Employment" and "Employed" means, with respect to an Executive, such Executive's full-time employment with (or being employed on a full-time basis by) the Company, either directly or through a business entity which leases the services of such Executive to the Company.

     "Exchange Option" is defined in Section 9(a)

     "Exchange Option Exercise Period" is defined in Section 10(c).

     "Executive" is defined in the opening paragraph of this Agreement. "Executive" also includes each person who, after the date hereof, becomes a party to this Agreement by an agreement in writing which states, among other things, that such person is intended to be an "Executive" within the meaning of this Agreement.

     "Executive Exercise Notice" is defined in Section 10(b).

     "Executive Shares" means, at any time, the shares of MPS Common Stock (other than Option Shares) owned by the Executives or their permitted transferees, if any, at such time. On the date hereof, the number of Executive Shares owned by each Executive is as follows:

                        Name           No. Shares
                        ----           ----------
                     James E. Hinton        750
                     David Walden           350
                     Donald J. Heibel       350
                     Diana Mathis            50
                     James R. Ovington       50

     "Executive Shares Number" means two thousand (2,000), subject to appropriate adjustment in the event of any stock split, stock combination (reverse stock split) or stock dividend of or on the outstanding shares of MPS Common Stock. By way of example, if the Company were to effect a two-for-one split of MPS Common Stock, the Executive Shares Number would be changed to four thousand (4,000). By way of additional example, if the Company were to effect a one-for-four reverse stock split of MPS Common Stock, the Executive Shares Number would be changed to five hundred (500).

     "Exercise Notice" means any of a Company Exercise Notice, an Executive Exercise Notice, a Parent Company Exercise Notice, the Come-Along Notice and notice of exercise of the Bring-Along Right contained in a Sale Notice, as applicable.

     "Exercise Period" means any of the Put Option Exercise Period, the Call Option Exercise Period, the Exchange Option Exercise Period, the Second Call Option Exercise Period, the Last Option Exercise Period, the Termination Right Exercise Period and the Come-Along Exercise Period, as applicable.

     "First Buy-Out Payment" has the meaning given such term in the Option Agreement.

     "First Buy-Out Right" has the meaning given such term in the Option Agreement.

     "First KEEP Determination Date" is defined in Section 5(d)(i).

     "First Option" has the meaning given such term in the Option Agreement.

     "First Option Shares" has the meaning given such term in the Option Agreement.

     "First Year" is defined in Section 5(d)(i).

     "Fourth Option" has the meaning given such term in the Option Agreement.

     "GAAP" means generally accepted accounting principals as used by the Financial Accounting Standards Board and/or the American Institute of Certificate Public Accountants, consistently applied and maintained through the periods indicated.

     "including" means including without limitation.

     "Initial KEEP Consideration" means an amount, stated in United States Dollars, equal to the lesser of (i) the KEEP Amount as of the applicable Determination Date or (ii) the product of (A) such KEEP Amount multiplied by (B) a fraction the numerator of which is twenty (20) and the denominator of which is the KEEP Number. The Initial KEEP Consideration may be a negative number.

     "Interested Management Shareholders" means, with respect to a Determination Notice, all Management Shareholders who, at a Closing relating to which such Determination Notice is given, are to receive a payment from the Company, the Parent Company or a Purchaser in an amount calculated in part by reference to the amount of the Total Economic Value which is the subject of such Determination Notice.

     "KEEP Amount" means an amount equal to the lesser of (i) 40% of the Total Economic Value as of the applicable Determination Date or (ii) 60% of Adjusted Total Economic Value as of such date. The KEEP Amount may be a negative number.

     "KEEP Number" means a number determined by multiplying (i) 100 by (ii) a fraction the numerator of which is the KEEP Amount and the denominator of which is Total Economic Value, both as of the applicable Determination Date.

     "KEEP Shares" means Executive Shares, if any, which become and are redesignated as KEEP Shares in accordance with the provisions of Section 5(d).

     "Last Option Commencement Date" means a date which is the later to occur of
(i) a
date which is the next day after the Closing Date on or by which all Executive Shares owned by the Executives shall have been purchased by one or both of the Company and the Parent Company pursuant to one or more exercises of one or more of the Put Option, the Call Option and the Exchange Option or (ii) a date which is the next day after the Closing Date for the purchase and sale of Option Shares pursuant to the exercise of the Second Call Options.

     "Last Option Exercise Period" is defined in Section 7(b).

     "Last Option Purchase Price" is defined in Section 7(c).

     "Management Options" means the First Option, the Third Option and the Second Call Options.

     "Management Option Shares" means the First Option Shares, the Third Option Shares and the Executive Option Shares.

     "Management Shareholders" means, at any time, the persons who, at such time, own or hold any Management Shares.

     "Management Shares" means First Option Shares, Third Option Shares, KEEP Shares, Non-KEEP Shares, and Option Shares; provided, however, that after July
                                            --------  -------
1, 1999 Non-KEEP Shares shall not be deemed to be, and shall not be included in the definition of, Management Shares. For purposes of this definition only, (i) at any time prior to July 2, 1999 all shares which are not then, but which thereafter may become, subject to the First Option shall be deemed at such time to be issued and outstanding First Option Shares owned by the holder of the First Option; (ii) all shares which at any time are subject to the First Option shall be deemed at such time to be issued and outstanding First Option Shares owned by the holder of the First Option; (iii) all shares which at any time are then or may thereafter become subject to the Third Option shall be deemed at such time to be issued and outstanding Third Option Shares owned by the holder of the Third Option; and (iv) all shares which at any time are then or thereafter may become subject to a Second Call Option shall be deemed at such time to be issued and outstanding Option Shares owned by the holder of such Second Call Option.

     "Manager" has the meaning given such term in the Option Agreement. As of the date of this Agreement, the Manager is Gordon S. Stockwell.

     "Mandatory Exercise" is defined in Section 10(d).

     "MPS Common Stock" means the common stock, par value $0.01 per share, of the

Company.

     "MPS Preferred Stock" means the preferred stock, par value $0.01 per share, of the Company.

     "MPS Subsidiary" means, at any time, a corporation more than 50% of whose voting stock is then owned, directly or indirectly (through one or more other MPS Subsidiaries), by the Company or whose financial statements the Company is then otherwise required to consolidate with its own pursuant to GAAP.

     "NAB" is defined in the opening paragraph of this Agreement.

     "NAB Common Stock" means the common stock, par value $0.10 per share, of NAB.

     "NAB Note" is defined in Section 9(a).

     "Non-KEEP Shares" means Executive Shares which have not become KEEP Shares.

     "Note" is defined in Section 10(e)(ii).

     "Objection Notice" is defined in Section 5(c).

     "Objection Notice Period" is defined in Section 5(c).

     "Option" means any of the Call Option, the Exchange Option, the Put Option, the Second Call Options, the Second Put Option, the Third Call Option and the Termination Right, as applicable.

     "Option Agreement" means that certain Option Agreement of even date herewith among the Company, the Parent Company and the Manager.

     "Option Shares" is defined in Section 6(b).

     "Original Cost" means One Dollar ($1.00), subject to appropriate adjustment in the event of any stock split, stock combination (reverse stock split) or stock dividend of or on the outstanding shares of MPS Common Stock. By way of example, if the Company were to effect a two-for-one split of the MPS Common Stock, the Original Cost would be changed to fifty cents ($0.50). By way of further example, if the Company were to effect a one-for-four reverse stock split of MPS Common Stock, the Original Cost would be changed to four dollars ($4.00).

     "Parent Company" means, at any time, the common parent corporation of a group of corporations of which the Company then is a member, which parent corporation owns, directly or indirectly (through one or more subsidiaries), at least 50% of the outstanding shares of MPS Common Stock at such time. As of the date hereof, NAB is the Parent

Company.

     "Parent Company Affiliate" means, at any time, any corporation or entity which at such time owns, directly or indirectly (through one or more subsidiaries), twenty-five percent (25%) or more of the issued and outstanding shares of the Parent Company Common Stock. As of the date of this Agreement, the only Parent Company Affiliate is CPS.

     "Parent Company Common Stock" means the common stock of the Parent Company. As of the date hereof, the NAB Common Stock is the Parent Company Common Stock.

     "Parent Company Exchange Shares" means the shares of Parent Company Common Stock, if any, to be issued by the Parent Company at the Closing of an exercise of an Exchange Option or the Termination Right.

     "Parent Company Exercise Notice" is defined in Section 10(c).

     "Parent Company's MPS Common Shares" means, at any time, the shares of MPS Common Stock which are owned by the Parent Company at such time. As of the date hereof, the Parent Company's MPS Common Shares consist of 8,000 shares of MPS Common Stock which are owned by NAB.

     "Parent Company's MPS Preferred Shares" means, at any time, the shares of MPS Preferred Stock which are owned by the Parent Company at such time. As of the date hereof, the Parent Company's MPS Preferred Shares consist of 2,250 shares of MPS Preferred Stock which are owned by NAB.

     "Parent Company Stock Price" is defined in Section 9(b).

     "Personal Representative" means the executor, administrator or other representative of the estate of an Executive who has died or the conservator, receiver or trustee in bankruptcy of or with respect to the person or assets of an Executive appointed as such by a court of competent jurisdiction.

     "Pre-Tax Income" means, for any period, the consolidated income before income taxes of the Company and the MPS Subsidiaries for such period, computed in accordance with GAAP. Pre-Tax Income shall not include the results of operations of any stockholder of the Company. If the Company's financial statements are audited for any period, Pre-Tax Income for such period shall be as set forth therein.

     "Purchaser" is defined in Section 11(a)

     "Put Option" is defined in Section 3(a).

     "Put Option Exercise Period" is defined in Section 3(b).

     "Reserve Amount" means an amount equal to the sum of (i) Two Million Five Hundred Thousand Dollars ($2,500,000) plus (ii) an amount equal to the product of (A) Two Million Five Hundred Thousand Dollars ($2,500,000) multiplied by (B) a fraction the denominator of which is 365 and the numerator of which is the number of days elapsed from July 10, 1996 through the applicable Determination Date. The amount calculated pursuant to the preceding sentence shall be reduced by the amount, if any, of any cash dividends paid by the Company on the Parent Company's MPS Preferred Shares and by the amount, if any, paid by the Company to repurchase or redeem any of the Parent Company's MPS Preferred Shares during the period from the date hereof to such Determination Date.

     "Residual KEEP Consideration" means an amount equal to (i) the sum of the KEEP Amount as of the applicable Determination Date plus Three Million Three Hundred Thousand Dollars ($3,300,000) minus (ii) the Initial KEEP Consideration as of such date.

     "Sale Notice" is defined in Section 11(a).

     "Sale Notice Period" is defined in Section 11(a) .

     "Sale Transaction" is defined in Section 11(a).

     "Second Buy-Out Payment" has the meaning given such term in the Option Agreement.

     "Second Buy-Out Right" has the meaning given such term in the Option Agreement.

     "Second Call Option" is defined in Section 6(a).

     "Second Call Option Exercise Period" is defined in Section 6(d).

     "Second Call Option Purchase Price" is defined in Section 6(c).

     "Second KEEP Determination Date" is defined in Section 5(d)(ii).

     "Section Option" has the meaning given such term in the Option Agreement.

     "Second Put Option" is defined in Section 7(a).

     "Second Year" is defined in Section 5(d)(ii).

     "Selling Stockholder" means an Executive, a Manager or other person or entity that is obligated to sell shares of MPS Common Stock at a Closing pursuant to the exercise of an Option or any option granted in the Option Agreement or that is entitled to receive a Termination Payment or a Buy-Out Payment at a Closing.

     "Stock Purchase Restriction" means any provision of (i) any agreement, document or instrument to which the Company is a party, (ii) applicable law or
(iii) the Company's Certificate of Incorporation or By-laws which prohibits, or the effect of which is to prohibit, the purchase of Executive Shares or Option Shares by the Company pursuant to the exercise of an Option or the making of a Termination Payment pursuant to an exercise of the Termination Right.

     "Stock Sale Transaction" is defined in Section 11(a).

     "Termination Payment" is defined in Section 6(f).

     "Termination Right" is defined in Section 6(f).

     "Termination Right Exercise Period" is defined in Section 6(f).

     "Third Call Option" is defined in Section 8.

     "Third KEEP Determination Date" is defined in Section 5(d)(iv).

     "Third Option" has the meaning given such term in the Option Agreement.

     "Third Option Shares" has the meaning given such term in the Option Agreement.

     "Third Year" is defined in Section 5(d)(iv).

     "Total Economic Value" means, as of any Determination Date, the fair market value of one hundred percent (100%) of the equity ownership of the Company on such date, determined in accordance with the provisions of Section 5(c).

     "Transfer" means (i) when used as a verb, to sell, assign, transfer, encumber, pledge or otherwise dispose of; and (ii) when used as a noun, a sale, transfer, encumbrance, pledge or other disposition.

     "Valuation" means the amount stated to be the Total Economic Value in the Valuation Report or, if Total Economic Value is stated in a Valuation Report to be within a range of amounts, the mid-point or average of such range.

     "Valuation Agreement" is defined in Section 5(c).

     "Valuation Firm" is defined in Section 5(c).

     "Valuation Report" is defined in Section 5(c).

     (b) Provisions Pertaining to Interpretation.  For all purposes of this
         ---------------------------------------
Agreement:

       (i) references to any person refer to such person and his successors in title and assigns or (as the case may be) his successors, assigns, heirs, executors, administrators or other legal representatives;

       (ii) references to any agreement, instrument or document refer to such agreement, instrument or document as originally executed, or, if subsequently varied, supplemented, amended, restated, or replaced from time to time, as so varied, supplemented, amended, restated or replaced and in effect at the relevant time of reference thereto;

       (iii) words importing the singular only shall include the plural and vice
                                                                            ----
     versa; and pronouns in any gender are to be construed as masculine,
     -----
     feminine or neuter as the context requires; and all references to dollars shall be in United States Dollars.

     Section 2.  Restrictions on Transfer; Legend.
     ----------  ------------------------  -------

     An Executive shall not Transfer any of his Executive Shares or Option Shares prior to April 18, 2006 except (i) pursuant to the exercise of any Option, (ii) in accordance with Section 11 or (iii) upon the death of such Executive, by will or the laws of descent and distribution; provided, however,
                                                            --------  -------
that a Transfer pursuant to preceding clause (iii) shall not be effective and the Company shall not be obligated to record such Transfer on its books or to issue a certificate representing the shares so Transferred in the name of the transferee unless and until such transferee shall have executed an agreement, in form and substance satisfactory to the Company's Board of Directors, by which such transferee becomes a party to this Agreement and to be bound hereby to the same extent as the deceased Executive was prior to his death.

     Each certificate evidencing Executive Shares and Option Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

       The securities represented by this certificate are subject to restrictions on transfer and other provisions contained in a Stockholders Agreement dated as of May 1, 1997 among the issuer of such securities (the "Company"), NAB Asset Corporation and certain other stockholders of the Company. A copy of such Agreement will be furnished without charge by the Company to the holder hereof upon written request.

       The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statements for these securities under the Securities Act of 1933 or an opinion of the Company's counsel that registration is not required under said Act.

     The first paragraph of the legend set forth above shall be removed from such certificates upon the earlier to occur of (i) any Transfer thereof pursuant to exercise of any Option other than a Second Call Option or (ii) the
termination of this Agreement.   The second paragraph of such legend shall be
removed if and when the statements made therein are no longer accurate or applicable.

     Section 3.  Put Option.
     ---------   ----------

     (a) Grant.  Subject to Sections 3(b), 5, 9, 10 and 11, the Company hereby
         -----
grants to the Executives, acting as a group, the right and option (the "Put Option") to require the Company to purchase all, but not less than all, of their Executive Shares for a purchase price determined in accordance with Section 5.

     (b) Exercise Period.  The Put Option shall be exercisable at any time
         ---------------
during the period (the "Put Option Exercise Period") beginning on March 18, 2001 and ending on April 17, 2003.

     Section 4.  Call Option.
     ---------   -----------

     (a) Grant.  Subject to Sections 4(b), 5, 9, 10 and 11, each Executive
         -----
hereby grants to the Company the right and option (the "Call Option") to purchase all, but not less than all, of the Executive Shares owned by such Executive for a purchase price determined in accordance with Section 5.

     (b) Exercise Period.  Each Call Option shall be exercisable at any time or
         ---------------
from time to time during the period (the "Call Option Exercise Period") beginning on the Call Option Commencement Date and ending on April 17, 2005. If the Company exercises the Call Option, the Second Option or the First Buy-Out Right at any time after April 17, 2003 and prior to April 18, 2005 as to any KEEP Shares, any First Option Shares or the First Option then owned or held by any Executive or the Manager, it shall be obligated to exercise at the same time its Call Options as to all other KEEP Shares then owned by the Executives.

     Section 5.  Purchase Price for Executive Shares;
     ---------   ------------------------------------
                 Valuation; Redesignation of Shares.
                 -----------------------------------

     (a) Non-KEEP Shares.  The purchase price per share payable at a Closing for
         ----------------
any Non-KEEP Shares shall be an amount equal to the lesser of (i) the Original Cost or (ii) two times the book value per share of such shares as of the related Determination Date; provided, however, that if such book value per share is zero
                    --------- --------
or a negative amount, then, in such case, the purchase price per share payable to an Executive for his Non-KEEP Shares at such Closing shall be an amount equal to the quotient obtained by dividing (i) One Dollar ($1.00) by (ii) the aggregate number of Non-KEEP Shares then being purchased from such Executive.

     (b) KEEP Shares.  The purchase price per share payable at a Closing for any
         -----------
KEEP Shares owned by an Executive shall be the greater of (i) an amount equal to the quotient obtained by dividing (A) the applicable Initial KEEP Consideration by (B) the Executive Shares Number or (ii) an amount equal to the quotient obtained by dividing (A) One Dollar ($1.00) by (B) the aggregate number of KEEP Shares then being purchased from such Executive.

     (c) Determination of Total Economic Value.  Upon the giving of an
         -------------------------------------
Exercise Notice (which for purposes of this Section 5(c), also includes an Exercise Notice as defined in the Option Agreement) in respect of which the applicable KEEP Amount must be calculated, the Board of Directors of the Parent Company or, if there is then no Parent Company, the Board of Directors of the Company shall determine the applicable Total Economic Value and shall provide such determination in writing (the "Determination Notice") to all Interested Management Shareholders within ten (10) business days after the date of such Exercise Notice. The Determination Notice shall set forth the basis for such determination of Total Economic Value.

     If the Interested Management Shareholders, acting as a group (if there is more than one), desire to object to the determination of the Total Economic Value set forth in the Determination Notice, they may do so by giving notice thereof in writing (the "Objection Notice") to the Parent Company or the Company, as applicable. To be effective, an Objection Notice must (i) be signed by Interested Management Shareholders owning a majority of the Management Shares then owned by all Interested Management Shareholders, (ii) set forth their basis for objecting to the Determination Notice, (iii) specify the Total Economic Value proposed by them, (iv) set forth their calculation thereof and (v) be given to the Parent Company or the Company, as applicable, during the period (the "Objection Notice Period") ending on the tenth (10th) business day after the date of the related Determination Notice. If the Interested Management Shareholders fail to give an Objection Notice during the Objection Notice Period, then, in such case, the determination of Total Economic Value set forth in the Determination Notice shall be deemed to be accepted and agreed to by them, and such determination shall be conclusive and binding on the Company, the Parent Company and all Interested Management Shareholders.

     If an Objection Notice is given during the Objection Notice Period, then, in such case, such Total Economic Value shall be determined in writing (the "Valuation Report") by a nationally recognized investment firm (the "Valuation Firm") which is engaged in the valuation of businesses and their securities.
The Valuation Firm shall be selected by the Board of Directors of the Parent Company or, if there is then no Parent Company, by the Board of Directors of the Company.

     If Total Economic Value is determined by a Valuation Firm pursuant to the preceding paragraph and if at the Closing for which Total Economic Value is being determined the owners of more than 25% of the Management Shares are to receive payment from the Company, the Parent Company or a Purchaser pursuant to the terms of this Agreement or the Option Agreement, then, in such case, the Company shall pay all the fees and expenses of such determination by the Valuation Firm. In any other case, such fees and expenses shall be paid as follows: (i) one hundred percent (100%) by the Company if the Valuation is ninety percent (90%) or less of the Total Economic Value set forth in the Determination Notice; (ii) one hundred percent (100%) by the Interested Management Shareholder if the Valuation is one hundred ten percent (110%) or more of the Total Economic Value set forth in the Determination Notice; and
(iii) fifty percent (50%) by the Company and fifty percent (50%) by the Interested Management Shareholders if the Valuation is more than ninety percent (90%) and less than one hundred ten percent (110%) of the Total Economic Value set forth in the Determination Notice.

     The obligations of the Interested Management Shareholders referred to in the preceding paragraph, if any arise, shall be satisfied by them pro rata based
                                                                  --- ----
on their ownership of Management Shares (but not based on the ownership of such shares by any Management Shareholder who is not an Interested Management Shareholder). By way of example, if an Interested Management Shareholder were to own ten percent (10%) of the Management Shares owned by all Interested Management Shareholders, then, in such case, he would be obligated to pay ten percent (10%) of that portion, if any, of the fees and expenses of the Valuation Firm which the Interested Management Shareholders are obligated to pay pursuant to the preceding paragraph. If the Company pays the Valuation Firm for any fees and expenses which an Interested Management Shareholder is obligated to pay, then, in such case, such Interested Management Shareholder shall be obligated to reimburse the Company for the same, and the Company or the Parent Company (on behalf of the Company) may, but shall not be obligated to, effect such reimbursement by reducing the amount otherwise payable to him at any Closing.

     Notwithstanding the foregoing, Total Economic Value may be determined at any time by an agreement in writing (the "Valuation Agreement") which (i) is signed by the Company and by the Parent Company, if any, (ii) is signed by Interested Management Shareholders who own more than fifty percent (50%) of the Management Shares owned by all Interested Management Shareholders; and (iii) is approved by the Boards of Directors of the Company and the Parent Company, if any. A Valuation Agreement, if entered into, shall be conclusive and binding on each Interested Management Shareholder even if he is not a signatory thereto, and on the Company and the Parent Company. If a Valuation Agreement is entered into, the Company and the Parent Company, as applicable, shall not be obligated to select a Valuation Firm to determine Total Economic Value, and any determination of Total Economic Value theretofore made by the Valuation Firm shall be superseded and replaced by the determination thereof set forth in the Valuation Agreement.

     (d) Redesignation as KEEP Shares.  All Executive Shares shall initially be
         ----------------------------
Non-KEEP Shares.  Non-KEEP Shares may become KEEP Shares as follows:

       (i) On July 1, 1997 (the "First KEEP Determination Date") thirty-three and one-third percent (33 %) of the Non-KEEP Shares owned by an Executive shall become and be redesignated as KEEP Shares if such Executive has been continuously Employed from the date hereof through the First KEEP Determination Date. The parties acknowledge and agree that (A) actual Pre-Tax Income for the fiscal year ended December 31, 1996 (the "First Year") was a negative $351,000 and (B) Budgeted Pre-Tax Income for the First Year was a negative $457,000.

       (ii) On July 1, 1998 (the "Second KEEP Determination Date") thirty-three and one-third percent (33 %) of the Non-KEEP Shares owned by an Executive shall become and be redesignated as KEEP Shares (in addition to any such shares which became KEEP Shares prior thereto) if (A) such Executive has been continuously Employed from the date hereof through the Second KEEP Determination Date and (B) either (x) actual Pre-Tax Income for the fiscal year ending December 31, 1997 (the "Second Year") equals or exceeds eighty percent (80%) of Budgeted Pre-Tax Income for the Second Year or (y) the cumulative actual Pre-Tax Income for the First Year and the Second Year equals or exceeds eighty percent (80%) of the cumulative Budgeted Pre-Tax Income for the First Year and the Second Year. The parties acknowledge and agree that Budgeted Pre-Tax Income for the Second Year is $2,874,484 and that cumulative Budgeted Pre-Tax Income for the First Year and the Second Year is $2,417,484.

       (iii) In the event that any Non-KEEP Shares owned by an Executive eligible to become KEEP Shares on the First KEEP Determination Date did not become KEEP Shares on such date, such shares shall become and be redesignated as KEEP Shares on the Second KEEP Determination Date if (A) such Executive has been continuously Employed from the date hereof through the Second KEEP Determination Date and (B) the cumulative Pre-Tax Income for the First Year and the Second Year equals or exceeds eighty percent (80%) of cumulative Budgeted Pre-Tax Income for the First Year and the Second Year.

       (iv) On July 1, 1999 (the "Third KEEP Determination Date") thirty-three and one-third percent (33 %) of the Non-KEEP Shares owned by an Executive shall become and be redesignated as KEEP Shares (in addition to any such shares which became KEEP Shares prior thereto) if (A) such Executive has been continuously Employed from the date hereof through the Third KEEP Determination Date and (B) either (x) actual Pre-Tax Income for the fiscal year ending December 31, 1998 (the "Third Year") equals or exceeds eighty percent (80%) of Budgeted Pre-Tax Income for the Third Year or (y) the cumulative actual Pre-Tax Income for the First Year, the Second Year and the Third Year equals or exceeds eighty percent (80%) of the cumulative Budgeted Pre-Tax Income for the First Year, the Second Year and the Third Year.

       (v) In the event that any Non-KEEP Shares owned by an Executive which were eligible to become KEEP Shares on the First KEEP Determination Date or the Second KEEP Determination Date did not become KEEP Shares on either or both of such dates, such shares shall become and be redesignated as KEEP Shares on the Third KEEP Determination Date, if (A) such Executive has been continuously Employed from the date hereof through the Third KEEP Determination Date and (B) the cumulative actual Pre-Tax Income for the First Year, the Second Year and the Third Year equals or exceeds eighty percent (80%) of the cumulative Budgeted Pre-Tax

     Income for the First Year, the Second Year and the Third Year.

       (vi) In the event that a Sale Transaction is consummated prior to the determination of actual Pre-Tax Income for the Third Year, then, in such case, for purposes of such Sale Transaction only, all Non-KEEP Shares owned by an Executive shall be presumed to be KEEP Shares unless such Executive has not been continuously Employed during the period from the date hereof through the date of the related Sale Notice. If an Executive has not been continuously Employed throughout such period, such presumption shall not be applicable, and, for purposes of such Sale Transaction, such Executive's only KEEP Shares shall be those shares, if any, that became such pursuant to any of items (i) through (iii) of this Section 5(d). The presumption referred to in the second preceding sentence shall take effect as of the date of the related Sales Notice; provided, however, that if such Sale
                                        --------  -------
     Transaction is abandoned or terminated or deemed abandoned or terminated pursuant to Section 11(c), then, in such case, such presumption shall no longer be applicable.

     Section 6.  Second Call Option
     ----------  ------------------

     (a) Grant.    Subject to Sections 6(b), 6(c), 6(d), 6(e), 10 and 11, the
         -----
Parent Company hereby grants to each Executive the right and option to purchase, during the Second Call Option Exercise Period specified in Section 6(d), that number of the Parent Company's MPS Common Shares which is determined in accordance with Section 6(b) for a purchase price per share determined in accordance with Section 6(c). Each Option granted in this Section 6(a) is referred to in this Agreement as a "Second Call Option."

     (b) Number of Option Shares.  The number of the Parent Company's MPS Common
         ------------------------
Shares, if any, which become subject to a Second Call Option granted to any Executive in this Section 6 shall be zero (0) if (i) none of such Executive's Non-KEEP Shares shall have been redesignated as KEEP Shares prior to July 2, 1999 pursuant to Section 5(d) or (ii) the KEEP Amount constitutes 20% or less of Total Economic Value as of the applicable Determination Date or (iii) the Second Call Option Purchase Price is equal to or greater than the applicable Last Option Purchase Price. In any other case, such number shall be equal to the product obtained by multiplying (A) the Executive Shares Number by (B) such Executive's Applicable Percent and by (C) a fraction the numerator of which is the aggregate number of all of such Executive's Non-KEEP Shares, if any, which shall have been redesignated as KEEP Shares on or before July 1, 1999 pursuant to Section 5 (d) and the denominator of which is the total number of Executive Shares owned by such Executive (as set forth in the definition of "Executive Shares" in Section 1(a)), subject to appropriate adjustment (in the manner described in the definition of "Executive Shares Number" in Section 1(a)) in the event of any stock split, stock combination (reverse stock split) or stock dividend of or on the outstanding shares of MPS Common Stock.

     The shares, if any, of MPS Common Stock which become subject to the Second Call Options pursuant to this Section 6(b) are referred to in this Agreement as the "Option Shares." The term "Option Shares" also refers to the shares, if any, which are transferred and assigned to the Executives pursuant to exercise of the Second Call Options.

     (c)  Purchase Price.  The purchase per share payable by an Executive at a
          --------------
Closing for the Option Shares upon exercise of a Second Call Option (the "Second Call Option Purchase Price") shall be One Thousand Seven Hundred Dollars ($1,700), subject to appropriate adjustment in the event of any stock split, stock combination (reverse stock split) or stock dividend of or on the outstanding shares of MPS Common Stock. By way of example, if the Company were to effect a two-for-one split of MPS Common Stock, the Second Call Option Purchase Price would be changed to Eight Hundred Fifty Dollars ($850). By way of additional example, if the Company were to effect a one-for-four reverse stock split of MPS Common Stock, the Second Call Option Purchase Price would be changed to Six Thousand Eight Hundred Dollars ($6,800).

     (d) Exercise Period.  Subject to Section 10, each Second Call Option shall
         ---------------
be exercisable at any time during the period (i) beginning on a date which is the next day after the Closing Date on or by which (A) all Executive Shares owned by the Executives shall have been purchased by one or both the Company and the Parent Company pursuant to one or more exercises of one or more of the Put Option, the Call Option and the Exchange Option and (B) the First Buy-Out Payment shall have made to the Manager or all First Option Shares owned by the Manager shall have been purchased by one or both of the Company and the Parent Company pursuant to the exercise of one or more of the options granted in the Option Agreement and (ii) ending on July 31, 2005. In addition, subject to Sections 10 and 11, if a Sale Notice is given prior to July 31, 2005, then, in such case, each Second Call Option shall also be exercisable during the Come-Along Exercise Period in the case of a Stock Sale Transaction or during the 30-day period from and after the date of the Sale Notice relating to an Asset Sale
Transaction.   Any period during which a Second Call Option may be exercised pursuant to this Section 6(d) is referred to in this Agreement as a "Second Call Option Exercise Period."

     (e) Non- Assignability.  The Second Call Options are not assignable or
         ------------------
transferable except by will or the laws of descent and distribution, and each Second Call Option may be exercised, if it becomes exercisable, only by the Executive holding such Option during his lifetime (within the applicable Exercise Period).

     (f) Buy-Out of Second Call Option.  Subject to Sections 9, 10 and 11, the
         ------------------------------
Parent Company shall have the right (the "Termination Right") to terminate any Second Call Option by making a payment (the "Termination Payment") to the Executive who then holds such Second Call Option in an amount equal to the product obtained by multiplying (i) the amount obtained by subtracting the Second Call Option Purchase Price from the applicable Last Option Purchase Price by (ii) the number of shares subject to the Second Call Option held by such Executive; provided,
                                                                    --------
however, that, if the Second Call Option Purchase Price equals or exceeds the
-------
applicable Last Option Purchase Price, then, in such case, the amount of the Termination Payment shall be One Dollar ($1.00). The Termination Right may be exercised, as to a Second Call Option held by any Executive, at any time during any Second Call Option Exercise Period whether or not such Second Call Option has theretofore been exercised; provided, however, that, if the Employment of
                                --------  -------
such Executive terminates prior to the beginning of the Second Call Option Exercise Period, then, in such case, the Termination Right as to his Second Call Option may also be exercised by the Parent Company at any time during the period from and after the date on which the Call Option or the Put Option is exercised as to such Executive's KEEP Shares until the expiration of the Second Call Exercise Option Period; and provided, further, that the Termination Right may be
                            --------  -------
exercised in any Sale Notice given prior to July 31, 2005. If the Parent Company exercises the Termination Right or the Buy-Out Right at any time after the beginning of the Second Call Option Period as to any Second Call Option or Third Option then outstanding, it shall be obligated to exercise at the same time its Termination Right as to all Second Call Options then outstanding. If a Termination Right as to any Second Call Option is exercised after the exercise of such Second Call Option and prior to the related Closing thereof, such exercise of the Termination Right shall supersede and take precedence over such exercise of such Second Call Option. Any period of time during which a Termination Right may be exercised is referred to in this Agreement as a "Termination Right Exercise Period."

     (g) No Stockholder Rights.  An Executive shall not have any voting or other
         ---------------------
rights as a stockholder of the Company with respect to the Option Shares unless and until such shares are transferred to him pursuant to exercise of his Second Call Option. Prior to such transfer, the Parent Company shall have all of the rights incident to ownership of such shares.

Section 7.  Second Put Option.
----------  -----------------

     (a) Grant.  If any Option Shares are transferred and assigned to the
         -----
Executives pursuant to the exercise of one of more Second Call Options, then, in such case, subject to Sections 7(b), 7(c), 9, 10 and 11, the Company hereby grants to the Executives, acting as a group, the right and option (the "Second Put Option") to require the Company to purchase all, but not less than all, of their Option Shares for a purchase price determined in accordance with Section 7(c).

     (b) Exercise Period.  The Second Put Option shall be exercisable at any
         ---------------
time during the period (the Last Option Exercise Period") beginning on the Last Option Commencement Date and ending on December 31, 2005.

     (c) Purchase Price.  The purchase price per share payable by the Company
         --------------
for any Option Shares owned by an Executive at a Closing pursuant to exercise of the Second Put Option (the "Last Option Purchase Price") shall be the greater of
(i) an amount equal to the quotient obtained by dividing (A) the applicable Residual KEEP Consideration by (B) the Executive Shares Number or (ii) an amount equal to the quotient obtained by dividing (A) One Dollar ($1.00) by (B) the aggregate number of Option Shares then being purchased from such Executive.

Section 8.  Third Call Option.
----------  -----------------

     Grant.  If any Option Shares are transferred and assigned to the Executives
     -----
pursuant to the exercise of one or more Second Call Options, then, in such case, subject to Sections 9, 10 and 11, each Executive hereby grants to the Company the right and option (the "Third Call Option") to purchase all, but not less than all, of the Option Shares owned by such Executive for a purchase price per share equal to the Last Option Purchase Price. The Third Call Option shall be exercisable at any time during the Last Option Exercise Period. If the Company exercises a Third Call Option or a Fourth Option at any time as to any Option Shares or Third Option Shares then owned by an Executive or the Manager, it shall be obligated to exercise at the same time its Third Call Options as to all Option Shares then owned by the Executives.

Section 9.  Exchange Option; Parent Company Exchange Shares.
---------   ------------------------------------------------

     (a) Subject to Sections 9(b), 9(c), 10 and 11, if, and on each occasion that, a Put Option or Call Option is exercised as to any KEEP Shares or a Second Put Option or a Third Call Option is exercised as to any Option Shares or the Parent Company exercises its Termination Right, then, in any such case, the Parent Company, if any, shall have the right and option (the "Exchange Option")
(i) to assume the Company's rights and obligations, if any, to acquire such KEEP Shares or Option Shares and (ii) to pay, and to require each Executive whose KEEP Shares, Second Call Option or Option Shares are subject to such Option exercise to accept payment of the Aggregate Purchase Price therefor or the Termination Payment in the form of cash or shares of Parent Company Common Stock or any combination thereof, as determined by the Parent Company; provided,
                                                                 --------
however, that if NAB is the Parent Company on the Closing Date and is making the
-------
Termination Payment, it shall also have the right to elect to pay up to 50% of each Termination Payment, if any, in the form of its three-year promissory note (the "NAB Note") in accordance with Section 10(e)(iii). If the Parent Company exercises the Exchange Option or the Termination Right and elects to pay all or any portion of the Aggregate Purchase Price for such KEEP Shares or Option Shares or the Termination Payment with shares of Parent Company Common Stock, then, in such case, the number of shares of Parent Company Common Stock issuable to any Executive at the applicable Closing thereof shall be that number which is equal to the quotient (rounded to the nearest whole number) obtained by dividing so much of such Aggregate Purchase Price or the Termination Payment as the Parent Company elects to pay in the form of such shares by the Parent Company Stock Price.

     (b) As used in this Agreement, the term "Parent Company Stock Price" means the average daily market price per share of Parent Company Common Stock during the thirty (30) consecutive trading days next preceding the date on which the Parent Company gives notice of exercise of the Exchange Option.

     The market price for each such trading day shall be the last sale price on such day on the New York Stock Exchange, or, if Parent Company Common Stock is not then listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if Parent Company Common Stock is not then listed or admitted to trading on the American Stock Exchange, on such other principal stock exchange on which such stock is then listed or admitted to trading or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if Parent Company Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such trading day shall be the last sale price on such day as reported in the National Association of Securities Dealers, Inc. Automated Quotations System, or if Parent Company Common Stock is not on the National Market List, the average of the closing reported bid and asked prices on such day in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Parent Company, or, if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Parent Company. In the event that, after the Parent Company exercises an Exchange Option and determines the number of Parent Company Exchange Shares, there is a change in Parent Company Common Stock through stock dividend, stock split or stock combination (reverse stock split), the Board of Directors of the Parent Company shall make such adjustments to the Exchange Option as may be necessary or appropriate to prevent dilution or enlargement of rights under the Exchange Option. No such adjustments to the Exchange Option shall be made as a result of the issuance of shares of the Parent Company Common Stock by the Parent Company, from time to time, (i) upon exercise of options or warrants hereunder, heretofore or hereafter granted, (ii) upon conversion of securities heretofore or hereafter issued by the Parent Company or any of its subsidiaries into shares of Parent Company Common Stock,
(iii) in connection with any public or private offering of shares of Parent Company Common Stock or (iv) in connection with any other issuance and sale of shares of Parent Company Common Stock.

     (c) The Exchange Option shall not be exercisable by the Parent Company at any time when the Parent Company Common Stock is not generally publicly traded.

Section 10.  Option Exercise and Closing Procedures.
-----------  ---------------------------------------

     (a) Exercise by the Company. If the Company desires to exercise the Call
         -----------------------
Option or the Third Call Option, it may do so at any time during the applicable Exercise Period by giving written notice thereof (the "Company Exercise Notice") to all applicable Selling Stockholders and, if such exercise relates to KEEP Shares or Option Shares, to the Parent Company.

     (b) Exercise by the Executives.  If the Executives desire to exercise any
         --------------------------
Option granted to them, they may do so at any time during the applicable Exercise Period only by giving written notice thereof (the "Executive Exercise Notice") to the Parent Company with respect to the Second Call Options and to the Company and the Parent Company, if any, with respect to the Put Option and the Second Put Option. To be effective, an Executive Exercise Notice must be signed by Management Shareholders then owning more than fifty percent (50%) of
the Management Shares.   An Executive Exercise Notice shall be binding upon, and
shall be deemed to have been signed by, all of the persons then owning any Executive Shares, Second Call Options or Option Shares, as applicable. Accordingly, by way of example and not by way of limitation, if an Executive Exercise Notice is given with respect to the Put Option, it shall obligate each person then owning any Executive Shares to sell all of his Executive Shares to the Company pursuant to such exercise of the Put Option or, if the Exchange Option is thereafter exercised in respect thereof, to the Parent Company pursuant to such exercise of the Exchange Option, regardless of whether or not such person signed the related Executive Exercise Notice or desires to sell such shares.

     (c) Exercise by the Parent Company.  If the Parent Company desires to
         ------------------------------
exercise an Exchange Option or the Termination Right (whether or not in connection with the Exchange Option) or the Bring-Along Right, it may do so by giving written notice thereof (the "Parent Company Exercise Notice") to the Company and all applicable Selling Stockholders at any time during the Termination Right Exercise Period in the case of the Termination Right or, in the case of an Exchange Option unrelated to the Termination Right, during the period (the "Exchange Option Exercise Period") beginning on the date the related Executive Exercise Notice or the related Company Exercise Notice, as applicable, is given and ending in a date which is thirty (30) days thereafter
or, in the case of the Bring-Along Right, in the Sale Notice.   If the Parent
Company elects to pay any portion of the Aggregate Purchase Price or the Termination Payment in the form of shares of Parent Company Common Stock, the Parent Company Exercise Notice shall (i) specify the amount, if any, of the Aggregate Purchase Price or Termination Payment, as applicable, that the Parent Company is paying in the form of such shares and the amount, if any, thereof, if any. which it is paying in cash (and, if NAB is then the Parent Company and is making a Termination Payment, the portion thereof, if any, which it is paying in the form of a NAB Note), (ii) set forth the amount of the Parent Company Stock Price and the details of its calculation thereof and (iii) set forth the number of shares of Parent Company Common Stock, if any, and the amount of cash, if any, to be delivered or paid to each applicable Selling Stockholder at the Closing as purchase price for the Executive Shares or Option Shares or in satisfaction of the Termination Payment. The percentage of the total consideration payable in the form of shares of Parent Company Common Stock at any Closing shall be the same for each Selling Stockholder at the same Closing. By way of example, if the Parent Company determines to pay to any Selling Stockholder 50% of the total consideration in the form of shares of Parent Company Common Stock at a Closing, then, in such case, the Parent Company shall be obligated to pay to each other Selling Stockholder at the same Closing 50% of such other Selling Stockholder's total consideration in the form of such shares.

     (d) Closing.  Except as otherwise provided in this Section 10(d), if an
         -------
Executive Exercise Notice or Company Exercise Notice is given (and the related Exchange Option is not exercised) or if a Parent Company Exercise Notice is given with respect to a Termination Right, the related Closing shall take place at 10:00 a.m., local time, on a date determined by the Company or the Parent Company, as applicable, which date shall not be more than forty-five (45) or less than thirty-one (31) business days after the date on which the related Exercise Notice is given. The party determining the Closing Date shall give notice thereof to the other parties no less than ten (10) days prior thereto.
If the Parent Company exercises an Exchange Option relating to such Executive Exercise Notice or Company Exercise Notice during the applicable Exchange Option Exercise Period, then, in such case, the Closing of the purchase and sale of shares pursuant to such exercise of the Exchange Option shall take place twenty
(20) business days after the date of the related Parent Company Exercise Notice. If the Company exercises an Option which it is obligated to exercise by the terms of this Agreement because of the exercise of an option or a Buy-Out Right granted in the Option Agreement (a "Mandatory Exercise"), then, in such case, the Closing related to the Mandatory Exercise (or of any exercise of the Exchange Option relating thereto) shall occur simultaneously with and at the location of the closing of the related exercise of such option or Buy-Out Right under the Option Agreement, and the same shall be deemed to constitute one and the same Closing for purposes of Section 5(c), 10(c), 10(e)(ii) and 10(e)(iii).

     If the Executives give an Exercise Notice with respect to the Second Call Options pursuant to the second sentence of Section 6(d) or if the Parent Company gives an Exercise Notice with respect to the Termination Right during the period specified in the second sentence of Section 6(d), the Closing Date for the purchase and sale of Option Shares or the making of the Termination Payment, as applicable, pursuant to such Exercise Notice shall be the date of the closing of the related Sale Transaction; provided, however, that if such Sale
                                 --------  -------
Transaction is abandoned or terminated or deemed abandoned or terminated pursuant to Section 11(c), then, in such case, such Exercise Notice shall be deemed to be revoked and withdrawn without prejudice to the Executives' right thereafter to exercise the Second Call Options or the Parent Company's right thereafter to exercise the Termination Right if and to the extent that such Options or Termination Right are or become otherwise exercisable in accordance with the terms of this Agreement.

     Except as otherwise provided in the next sentence, the Closing shall take place at the principal executive offices of the Company (in the case of a Closing pursuant to an Executive Exercise Notice or a Company Exercise Notice) or of the Parent Company (in the case of a Closing pursuant to a Parent Company Exercise Notice) or at such other place as the Company or the Parent Company, as applicable, may reasonably designate. If an Exercise Notice is given with respect to any Second Call Option or Termination Right pursuant to the second sentence of Section 6(d) or during the period specified in such sentence, the Closing thereof Termination shall take place on the date of and at the time and at the location of the closing of the related Sale Transaction. If the Closing under this Agreement and a closing under the Option Agreement take place at or in connection with a closing of a Sale Transaction, the same shall be deemed to constitute one and the same Closing for purposes of Sections 5(c), 10(c), 10(e)(ii) and 10(e)(iii).

     (e) Deliveries at Closing.  At the Closing the applicable parties shall
         ---------------------
make the following deliveries:

         (i) If the Closing relates to a sale of shares of MPS Common Stock to the Company or the Parent Company, each Selling Stockholder shall deliver to the Company or the Parent Company, as applicable, the certificate(s) representing the Executive Shares or Option Shares, as applicable, which are then being sold by him, together with duly executed stock powers (with signature guaranty if requested by the transferee, and all necessary tax stamps, if any) transferring such shares to the Company or the Parent Company as applicable. In addition, if a Selling Stockholder is a Personal Representative, he shall deliver to the Company or the Parent Company, as applicable, evidence of his appointment and qualification as such (and his authority to sell such shares) satisfactory to the Company or the Parent Company, as applicable. If the Closing relates to an exercise of the Termination Right, each Selling Stockholder shall execute and deliver to the Parent Company, a release and termination of his Second Call Option, in form and substance satisfactory to the Parent Company.

         (ii) If the Company is the purchaser of the Executive Shares or Option Shares, the Company shall pay the applicable Aggregate Purchase Price to each applicable Selling Stockholder. If NAB is the Parent Company on the Closing Date, the Company shall have the right to elect to pay up to fifty percent (50%) of the Aggregate Purchase Price to each Selling Stockholder in the form of the Company's three-year promissory note (the "Note"), which shall be delivered to each Selling Stockholder at the Closing. Each Note, if any is issued, shall provide that (A) the principal thereof is payable in twelve (12) equal (or approximately equal) quarterly installments beginning at the end of the calendar quarter in which the Closing Date falls, (B) the principal thereof outstanding from time to time shall bear interest at the rate of nine percent (9%) per annum payable quarterly in arrears with each installment of principal, and (C) the Note is prepayable at any time, in whole or in part, without penalty or premium. Each such Note shall contain such other terms and provisions as are customary in such instruments as reasonably determined in good faith by the Company. The percentage of total consideration payable in the form of a Note shall be the same for each Selling Stockholder at the same Closing. By way of example, if the Company determines to pay any Selling Stockholder at a Closing fifty percent (50%) of his total consideration in the form of a Note, then, in such case, the Company shall be obligated to pay each other Selling Stockholder at the same Closing fifty percent (50%) of such other Selling Stockholder's total consideration in the form of a Note. The Company shall deliver to each Selling Stockholder that amount of cash, which, when added to the principal amount of the Note delivered to such Selling Stockholder, equals the total consideration payable to such Selling Stockholder. If NAB is not the Parent Company on the Closing Date, the Company shall be obligated to pay the entire amount of the applicable consideration to each Selling Stockholder in cash.

         (iii) If the Parent Company is the purchaser of the Executive Shares or Option Shares, as applicable, or if it is making the Termination Payment, the Parent Company shall deliver the following to each Selling Stockholder at the Closing: (A) if the Parent Company is paying all or a portion of such Selling Stockholder's Aggregate Purchase Price or the Termination Payment with Parent Company Exchange Shares, a stock certificate representing the applicable number of Parent Company Exchange Shares in the name of such Selling Stockholder; (B) if the Parent Company is paying all or a portion of such Selling Stockholder's Aggregate Purchase Price or the Termination Payment in cash, a payment of the amount thereof in cash to such Selling Stockholder; (C) if NAB is the Parent Company on the Closing Date and is issuing a NAB Note in payment of a portion of the Termination Payment, a duly executed NAB Note in the applicable principal amount payable to such Selling Stockholder; and (D) if the Parent Company is paying all or a portion of such Selling Stockholder's Aggregate Purchase Price or the Termination Payment with Parent Company Exchange Shares, a Registration Rights Agreement (containing provisions which are customary in such an agreement) pursuant to which the Parent Company undertakes to file, within sixty (60) days after the Closing (and to keep effective for a period of three years thereafter), a Registration Statement with the Securities and Exchange Commission (on an appropriate form authorized by such Commission) covering the future sale (by the Selling Stockholders) of all Parent Company Exchange Shares being issued to such Selling Stockholders. Such Registration Rights Agreement shall be duly executed by the Parent Company and dated the Closing Date; provided, however, that the Parent Company's obligation to
                   --------  -------
     deliver such Registration Rights Agreement is subject to the condition that the Selling Stockholders shall have executed and delivered the same at the Closing. The payment and other terms of the NAB Note shall be the same as the terms specified for the Note in Section 10(e)(ii), mutatis mutandis.
                                                            ------- --------
     The percentage of Termination Payment or Buy-Out Payment payable in the form of a NAB Note at any Closing shall be the same for each Selling Stockholder at the same Closing.

         (iv) In the case of a Closing pursuant to exercise of the Second Call Options, (A) NAB shall deliver to each person then purchasing Option Shares certificate(s), in such person's name, representing the applicable number of Option Shares which such person is then purchasing and (B) each such person shall pay to NAB, in cash, the Aggregate Purchase Price for such shares.

     Payments in cash at any Closing shall be made by certified or cashier's check or, if agreed to by the applicable parties, by wire transfer of funds in accordance with precise written instructions provided to the paying party by the receiving party at least three (3) business days prior to the Closing Date.

     (f)  Limitation on Purchase of Executive Shares; Assignment of Call Option.
          ---------------------------------------------------------------------
Notwithstanding any other provision of this Agreement and notwithstanding any exercise of an Option, the Company shall not be obligated to, and shall not, purchase any Executive Shares or Option Shares pursuant to exercise of an Option at any time when a Stock Purchase Restriction exists and is applicable; provided, however, that the existence or applicability of a Stock Purchase
--------  -------
Restriction shall not prevent exercise of an Option, but shall merely postpone the Closing of the purchase and sale of Executive Shares or Option Shares pursuant to such exercise until such time as no Stock Purchase Restriction exists. The Company shall use reasonable efforts to obtain any consents or waivers which would eliminate the existence or applicability of any Stock Purchase Restriction. In the event that a Closing is postponed in accordance with the second preceding sentence, each Aggregate Purchase Price otherwise payable at the postponed Closing shall be increased by an interest-like accrual on such amount at the rate of nine percent (9%) per annum from the date on which the Closing would have taken place but for the existence of a Stock Purchase Restriction to the date of the actual Closing. If at any time, the Company is unable, because of the existence of a Stock Purchase Restriction at such time, to purchase any Non-KEEP Shares, then, in such case, the Company may assign to the Parent Company or any other person or entity the Company's rights to purchase such shares pursuant to exercise of a Call Option.

     (g) Board Approval for Exercise.  The Company shall not exercise any Option
         ---------------------------
without the approval of its Board of Directors. The Parent Company shall not exercise any Exchange Option or Termination Right without the approval of its Board of Directors.

Section 11.  Sale Transactions; Come-Along and Bring-Along Rights.
----------   ----------------------------------------------------

     (a) If at any time during the Sale Notice Period (as defined below) the Parent Company proposes to sell more than 50% of the Parent Company's MPS Common Shares (other than pursuant to exercise of the Second Call Options or the Third Option) in a private transaction or proposes to sell any such shares in a public offering (a "Stock Sale Transaction"), or if the Company proposes to sell its business and substantially all of its assets (an "Asset Sale Transaction"), in either case to a third-party purchaser or purchasers (the "Purchaser") which is not a Parent Company Affiliate, in a single transaction or related series of transactions pursuant to a bona fide offer from, or letter of intent or contract
                           ---- ----
with, a Purchaser or an underwriter, then, in such case, the Parent Company or the Company, as applicable, shall give each Executive notice thereof (the "Sale Notice") not less than thirty (30) days prior to the proposed closing thereof; provided, however, that no Sale Notice is required to be given to any Executive
--------  -------
who does not then own or hold any Executive Shares or Option Shares or an outstanding Second Call Option. The Sale Notice shall specify in reasonable
detail the material terms of the Sale Transaction.   As used herein, the term
"Sale Transaction" means a Stock Sale Transaction or an Asset Sale Transaction and (ii) the term "Sale Notice Period" means the period beginning on the date hereof and ending on the tenth anniversary of the date hereof.

     (b) The Management Shareholders, acting as a group, shall have the right (the "Come-Along Right") to require, as a condition to the consummation of a Stock Sale Transaction, that the Purchaser acquire that percentage of their KEEP Shares and Management Option Shares, if any, in the Stock Sale Transaction as equals the percentage of the Parent Company's MPS Common Shares that are proposed to be sold in such Stock Sale Transaction and (ii) the Parent Company shall have the right (the "Bring-Along Right") to require each Executive to sell that percentage of his KEEP Shares and Management Option Shares, if any, in the Stock Sale Transaction as equals the percentage of the Parent Company's MPS Common Shares that are proposed to be sold in such Stock Sale Transaction. In any Stock Sale Transaction for which a Sale Notice is given prior to April 18, 2005 and which does not constitute and is not part of a public offering of shares of MPS Common Stock, (A) the purchase price per share payable to each Executive for his KEEP Shares, if any, shall be determined in accordance with
Section 5(b) and (B) the purchase price per share payable to each Executive for his Option Shares (assuming exercise of the Second Call Options), if any, shall be determined in accordance with Section 7(c). In any other Stock Sale Transaction the purchase price per share payable to each Executive for his KEEP Shares, if any, and his Option Shares (assuming exercise of the Second Call Options), if any, being sold in such transaction shall be the same as the purchase price per share payable to the Parent Company for the Parent Company's MPS Common Shares being sold in such transaction. The nature or composition of the consideration paid to each Executive for his KEEP Shares and Option Shares, if any, which are being sold in such transaction shall be the same as is applicable to the Parent Company's MPS Common Shares which are being sold in such transaction. By way of example, and not be way of limitation, if the aggregate consideration to be paid by the Purchaser for the Parent Company's MPS Common Shares consists of 50% cash and 50% promissory note issued by the Purchaser, then, in such case, the aggregate consideration to be paid to each Executive for his KEEP Shares and Option Shares, if any, shall consist of 50% cash and 50% promissory note (having the same terms (other than principal amount) as the promissory note issued to the Parent Company) issued by the Purchaser.

     The Sale Notice relating to a Stock Sale Transaction shall state whether the Parent Company is exercising its Bring-Along Right. If the Bring-Along Right is not exercised, the Executives, acting as a group, shall have a period (the "Come-Along Exercise Period") of twenty (20) days from and after the date of the Sale Notice to give notice (the "Come-Along Notice") to the Parent Company of their exercise of the Come-Along Right, which notice shall also state whether the Executives are then exercising any Second Call Options granted to them which are then outstanding. If the Come-Along Notice states that the Executives are then exercising the Second Call Options, then such notice shall also constitute the Executive Exercise Notice with respect to the Second Call Options. If the Executives do not exercise the Second Call Options during the Come-Along Exercise Period, then, in such case, subject to the next sentence, the Second Call Options shall be deemed to have expired unexercised as of the end of such period, and the Parent Company shall be free to sell to the Purchaser in the Stock Sale Transaction, for the Parent Company's own account and free from such Second Call Options, all of the shares subject to the Second Call Options. Notwithstanding the preceding sentence, if such Stock Sale Transaction is abandoned or terminated or deemed abandoned or terminated pursuant to Section 11(c), then, in such case, such deemed expiration of the Second Call Options shall be automatically rescinded, and such Second Call Options shall once again be in effect from and after the date of such actual or deemed abandonment or termination (unless such Options otherwise shall have expired by their terms) until the end of the Second Call Option Exercise Period.

     To be effective, the Come-Along Notice must be signed by Management Shareholders who then own more than fifty percent (50%) of the Management Shares. If the Parent Company does not exercise the Bring-Along Right and if the Come-Along Notice is not given during the Come-Along Exercise Period, the Executives shall be deemed to have elected not to participate in such Stock Sale Transaction.

     If any Executive sells any of his KEEP Shares and Option Shares, if any, in the Stock

Sale Transaction pursuant to an exercise of the Bring-Along Right or the Come-Along Right, he shall be obligated, on demand, to pay, or to reimburse the Parent Company for, as applicable, (i) all underwriting expenses and discounts applicable to his shares in any public offering and (ii) that percentage of all costs and expenses (including reasonable attorney's fees and disbursements) incurred by the Parent Company in connection with the Stock Sale Transaction as equals the percentage obtained by multiplying 100 by a fraction the numerator of which is the number of shares sold by such Executive in such transaction and the denominator of which is the total number of shares sold by the Parent Company and the Management Shareholders (including such Executive) in such transaction. At any closing of a Stock Sale Transaction which occurs after July 1, 1999, each Executive shall be obligated to sell and transfer all Non-Keep Shares then owned by such Executives to the Company or the Company's designee for a purchase per share equal to the Original Cost.

     In any Stock Sale which constitutes or is part of a public offering of shares of MPS Common Stock, each person selling shares of MPS Common Stock in such transaction shall be obligated, if so requested by the Company or the Parent Company, to execute and deliver such underwriting, representation, standstill and other agreements with the underwriters in such offering are customary in such transactions or as are executed and delivered by the Parent Company.

     (c) A Sale Notice shall take precedence over any Exercise Notice then pending or thereafter given except for an Exercise Notice relating to any Second Call Option, the Termination Right or an Exchange Option relating to any Second Call Option or the Termination Right. Notwithstanding any other provision of this Agreement, the Closing related to any Exercise Notice over which a Sale Notice takes precedence shall not take place unless the related Sale Transaction is abandoned or terminated. If such Sale Transaction is abandoned or terminated, such Closing shall take place on a date which in the later to occur of (i) the thirtieth business day after the date of such abandonment or termination or (ii) the Closing Date determined in accordance with Section 10(d). A Sale Transaction shall be deemed abandoned or terminated if it is not consummated within one hundred fifty (150) days after the date of the related Sale Notice or if the Parent Company or the Company gives notice to the Manager that such Sale Transaction has been abandoned or terminated

     (d) Within one hundred eighty (180) days after the consummation of an Asset Sale Transaction, the Company shall: (i) in the case of an Asset Sale for which the date of the Sale Notice is prior to April 18, 2005, purchase all of the Executive Shares and Option Shares then outstanding for an amount per share (A) determined in accordance with Section 5(b) for KEEP Shares, (B) determined in accordance with Section 5(a) for Non-KEEP Shares and (C) determined in accordance with Section 7(c) for Option Shares or (ii) in the case of any other Asset Sale Transaction, either (A) purchase all of the Executive Shares and Option Shares, if any, then outstanding for a price per share equal to their net book value per share or (B)
adopt a plan of complete liquidation pursuant to which the net assets, if any, of the Company shall be distributed pro rata to its stockholders (subject to the
                                    --- ----
limitation that the distribution per share on Non-KEEP Shares shall not exceed the Original Cost) in accordance and compliance with the Company's Certificate of Incorporation and applicable law. In the case of a purchase of KEEP Shares and Option Shares pursuant to clause (ii) (A) the preceding sentence, their net book value per share shall be determined by the Board of Directors of the Company in good faith. Such determination shall be conclusive and final in the absence of manifest bad faith or fraud. In determining such net book value, the Board of Directors shall take into account, among other things, reasonable reserves for contingent liabilities.

     (e) Neither the Come-Along Right nor the Bring-Along Right shall apply, or be exercisable with respect to, any proposed or actual sale or transfer of any of the Parent Company's MPS Common Shares to a Parent Company Affiliate; provided, however, that any subsequent proposed or actual sale or transfer
--------  -------
thereof by such Parent Company Affiliate to a buyer that is not also a Parent Company Affiliate shall be subject to such rights as if the prior Parent Company were the selling party.

     Section 12.  Sale by NAB to a NAB Affiliate.  If the Parent Company sells
     -----------  ------------------------------
and transfers the Parent Company's MPS Common Shares to any Parent Company Affiliate, then, in such case, in connection with such sale and transfer, the transferring Parent Company shall (i) assign to such transferee Parent Company Affiliate all of the Transferring Parent Company's rights under this Agreement and (ii) cause such transferee Parent Company Affiliate to become a party to and assume all of the transferring Parent Company's obligations under this Agreement, including its obligations under Sections 6 and 11.

     Section 13.  Examples of Calculations.  Schedule I to this Agreement sets
     -----------  ------------------------
forth examples of certain calculations which may be required to be made pursuant to this Agreement.

     Section 14.  Specific Performance.  The shares of MPS Common Stock cannot
     -----------  --------------------
be readily purchased or sold on the open market, and for that reason, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any controversy arise concerning a sale or disposition of any shares of MPS Common Stock, an injunction may be issued restraining any sale or disposition pending the determination of such controversy, and the resolution thereof shall be enforceable in a court of equity by an injunction or a decree of specific performance. However such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedies at law or in equity which the parties may have.

     Section 15.  Amendments.  No amendments to this Agreement or waiver or
     -----------  ----------
discharge to any provision hereof shall be made or be effective unless the same
(i) is in
writing; (ii) is signed by an authorized officer of each of the Company and the Parent Company, if any, (iii) is approved by the Boards of Directors of the Company and the Parent Company, if any; and (iv) is signed by Management Shareholders then owning more than fifty percent (50%) of the Management Shares; provided, however, that, if any such amendment, waiver or discharge would
--------  -------
materially and adversely affect the rights or obligations (under this Agreement or the Option Agreement) of fewer than all of the Management Shareholders then owning Management Shares then, in such case, such amendment, waiver or discharge shall not be made or be effected unless it is also signed by the Management Shareholders whose rights and obligations are adversely affected.

     Section 16.  Termination.  This Agreement shall terminate on the earlier to
     ----------   -----------
occur of:

         (i) the date on or by which both of the following events shall have occurred: (A) all of the Executive Shares shall have been purchased by the Company or the Parent Company or by a Purchaser in a Stock Sale Transaction and (B) either (x) all of the Option Shares, if any, shall have been purchased by the Company or the Parent Company or by a Purchaser in a Stock Sale Transaction or (y) it shall have been determined that no shares of the Parent Company's MPS Common Shares are then or will thereafter become subject to any Second Call Options or
         (z) the Second Call Options shall have been terminated pursuant to one or more exercises of the Termination Right and the making of one or more Termination Payments;

         (ii) the date on which any shares of MPS Common Stock are sold in a public offering; or

         (iii) the tenth anniversary of the date of this Agreement.

     Section 17.  Notices.   All notices, requests, demands and other
     ----------   -------
communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid, and addressed as follows:


       (a)  If to the Company:

               Mortgage Portfolio Services, Inc.
               LBJ Financial Center
               5520 LBJ Freeway, Suite 200
               Dallas, TX 75024
               Attn: Chairman of the Board

       (b) If to the Parent Company or the Company:

               NAB Asset Corp.
               19200 Von Karman Ave., Suite 950
               Irvine, CA 93612
               Attn: President

        (c) If to any Executive, at the address set forth below his name on the signature page(s) hereof.

   Any of the foregoing parties by notice in writing mailed to the other parties may change the name and address to which notices, requests, demands and other communications to him shall be mailed.

   Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective (i) when delivered in hand to the party to which it is directed, or, if sent by certified or registered mail, return receipt requested, or by telex, facsimile transmission or telegraph, and properly transmitted and addressed in accordance with of this
Section 17 when received by the addressee, or (ii) on the third business day following the day of the dispatch thereof, whichever of (i) or (ii) shall be the earlier.

   Section 18.  Acknowledgment Regarding Option Agreement.  Each of the
   ----------   -----------------------------------------
Executives acknowledges that the Company has provided him with a copy of the Option Agreement and he has had an opportunity to read it before signing this Agreement.

   Section 19.  Miscellaneous.   This Agreement  (i) contains the entire
   ----------   -------------
understanding of the parties with respect to the subject matter hereof; (ii) supersedes all prior agreements and understandings if any, with respect to such subject matter; (iii) shall inure to the benefit of and be binding upon the Company, NAB and the Executives and their respective successors, permitted assigns, personal representatives and heirs; (iv) shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws; and (v) may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken further shall constitute one and the same instrument.

                           End of Text of Agreement.
                        Signatures appear on next page.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


MORTGAGE PORTFOLIO SERVICES, INC.     THE EXECUTIVES:

By: __________________________        ______________________________
Name: Michael W. Caton                James E. Hinton
Title: Chairman of the Board          5420 Hilton Head Drive
                                      Dallas, TX 75287


NAB ASSET CORPORATION                 ______________________________
                                      David Walden
By: __________________________        1204 Oakmont Place
Name: Michael W. Caton                Richardson, TX 75081
Title: President

                                      ______________________________
                                      Donald J. Heibel
                                      1509 Leese Place
                                      Flower Mound, TX 75028


                                      ________________________________
                                      Diana Mathis
                                      132 Stagecoach Drive
                                      Red Oak, TX 75154


                                      _______________________________
                                      James R. Ovington
1.                                    3213 Briole Lane
                                      Grapevine, TX 76051